CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Freshwater Technologies, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Brian Robertson, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

Date: April 14, 2011

/s/ D. Brian Robertson
D. Brian Robertson
Chief Financial Officer, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)